     As filed with the Securities and Exchange Commission on May 23, 1996

                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                           _________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                       _________________________________

                          EVERGREEN MEDIA CORPORATION
             (Exact name of registrant as specified in its charter)


DELAWARE                                                              75-2247099
(State or other jurisdiction                                       (IRS Employer
of incorporation or organization)                         Identification Number)


433 EAST LAS COLINAS BOULEVARD                                             75039
IRVING, TEXAS                                                         (Zip Code)
(Address of Principal Executive
Offices)

       1995 STOCK OPTION PLAN FOR EXECUTIVE OFFICERS AND KEY EMPLOYEES OF
                          EVERGREEN MEDIA CORPORATION

                          EVERGREEN MEDIA CORPORATION
                  STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

                          BROADCASTING PARTNERS, INC.
                         1994 LONG TERM INCENTIVE PLAN

                             (Full Title of Plans)


                               SCOTT K. GINSBURG
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                         433 EAST LAS COLINAS BOULEVARD
                              IRVING, TEXAS 75039
                    (Name and address of agent for service)
                                 (214) 869-9020
         (Telephone number, including area code, of agent for service)

                           _________________________

                                    Copy to:
                           JOHN D. WATSON, JR., ESQ.
                                LATHAM & WATKINS
                   1001 PENNSYLVANIA AVENUE, N.W. SUITE 1300
                          WASHINGTON, D.C.  20004-2505
                           _________________________

                                            CALCULATION OF REGISTRATION FEE
 ==============================================================================================================
         Title of Each                                 Proposed Maximum      Proposed Maximum      Amount of
      Class of Securities            Amount to be       Offering Price      Aggregate Offering    Registration
       to be Registered               Registered        Per Share (1)            Price (1)            Fee
- ----------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value
$.01 per share....................     1,712,715          $14.54, $18.63,      $62,997,501.10      $21,723.28
                                          shares       $32.00, $39.38 and
                                                                   $40.00
================================================================================================================

/(1)/ For purposes of computing the registration fee only. Pursuant to Rule
      457(h) under the Securities Act of 1933, the Proposed Maximum Offering Price Per Share is based upon: (i) the exercise price per share ($32.00) of outstanding options for 350,000 shares of Class A Common Stock granted through the date hereof under the 1995 Stock Option Plan for Executive Officers and Key Employees of Evergreen Media Corporation (the "1995 Plan"); (ii) exercise prices per share of outstanding options of (x) $18.63 covering 15,000 shares of Class A Common Stock and (y) $40.00 covering an additional 15,000 shares of Class A Common Stock previously granted under the Evergreen Media Corporation Stock Option Plan for Non-Employee Directors (the "Directors Plan"); (iii) the exercise price per share ($14.54) of outstanding options covering 62,715 shares of Class A Common Stock which are outstanding under the Broadcasting Partners, Inc. 1994 Long Term Incentive Plan, which options were previously exercisable for shares of Class A Common Stock of Broadcasting Partners, Inc.; and
      (iv) $39.38 per share which represents the average of the high and low prices of the Class A Common Stock on May 9, 1996 reported on the Nasdaq National Market for (x) options covering 1,150,000 shares of Class A Common Stock which may be granted in the future under the 1995 Plan and
      (y) options covering 120,000 shares of Class A Common Stock which may be granted in the future under the Directors Plan.

                                     PART I

ITEM 1.  PLAN INFORMATION.

          Not required to be filed with this Registration Statement.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

          Not required to be filed with this Registration Statement.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed with the Securities and Exchange Commission (the "Commission") by Evergreen Media Corporation, a Delaware Corporation, (the "Company") are incorporated as of their respective dates in this Registration Statement on Form S-8 (the "Registration Statement") by reference:

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 1995;

     2. The Company's Current Report on Form 8-K pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 filed on February 1, 1996; and

     3. The description of the Company's Common Stock contained in the section entitled "Description of Class A Common Stock" contained in the Prospectus of the Company filed with the Commission on March 23, 1993 (No. 33-60036) and incorporated by reference into the Registration Statement on Form 8-A under the Securities Exchange Act of 1934, as amended, of the Company filed with the Commission on April 19, 1993 (No. 0-215-70).

          All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which he actually and reasonably incurred in connection therewith.

          The Company's Amended and Restated Certificate of Incorporation provides that no director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

          The Company's Restated Bylaws provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another Company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          The Restated Bylaws also provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another Company, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

          To the extent that a director, officer, employee or agent of the Company hall be successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          The Restated Bylaws further provide that any indemnification (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in the bylaws. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceedings, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

          Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in the bylaws. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

          The Board of Directors may authorize, by a vote of majority of a quorum of the Board of Directors, the Company to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of the bylaws.

          The Restated Bylaws also provide that the indemnification and advancement of expenses provided by, or granted pursuant to the bylaws shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.


ITEM 8.  EXHIBITS.

          The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein:

     Exhibit No.     Description of Exhibit
     ----------      ----------------------

         4.1         Restated Certificate of Incorporation of Evergreen Media
                     Corporation, dated November 6, 1992 (incorporated by reference to Exhibit 3.1A to the Company's Registration
                     Statement on Form S-1, as amended (No. 33-60036)).

         4.2         Certificate of Amendment of Restated Certificate of
                     Incorporation of Evergreen Media Corporation (incorporated by reference to Exhibit 3.1B to the Company's Registration
                     Statement on Form S-1, as amended (No. 33-69752)).


     EXHIBIT NO.     DESCRIPTION OF EXHIBIT
     ----------      ----------------------
         4.3         Restated Bylaws of Evergreen Media Corporation
                     (incorporated by reference to Exhibit 3.2 to the Company's
                     Registration Statement on Form S-1, as amended
                     (No. 33-60036)).

         4.4 Specimen Class A Common Stock certificate (incorporated by reference to Exhibit 4.1 to the Company's Registration
                     Statement on Form S-1, as amended (No. 33-60036)).

         4.5         1995 Stock Option Plan for Executive Officers and Key
                     Employees of Evergreen Media Corporation (incorporated by reference to Exhibit 10.28 to the Company's Quarterly Report on Form 10-Q, filed on May 15, 1996).

         4.6         Evergreen Media Corporation Stock Option Plan for Non-
                     Employee Directors (incorporated by reference to Annex E contained in Amendment No. 1 to the Company's Registration
                     Statement on Form S-4 (No. 33-89838)).

        *4.7         Broadcasting Partners, Inc. 1994 Long Term Incentive Plan.

        *4.8 Form of Option Agreement utilized in connection with the 1995 Stock Option Plan for Executive Officers and Key
                     Employees of Evergreen Media Corporation.

        *4.9 Form of Option Agreement utilized in connection with the Evergreen Media Corporation Stock Option Plan for Non-
                     Employee Directors.

        *5.1         Opinion of Latham & Watkins

       *23.1 Consent of Latham & Watkins (included as part of their opinion listed as Exhibit 5.1).

       *23.2         Consent of KPMG Peat Marwick LLP

       *25.1         Powers of Attorney (page 8)

____________________

*    Filed herewith.


     The Company hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.


ITEM 9.  UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expense incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not
         --------  -------
         apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Irving, Texas, on May 23, 1996.

                                           EVERGREEN MEDIA CORPORATION

                                           By: /s/ Matthew E. Devine
                                               ---------------------
                                               Matthew E. Devine
                                               Senior Vice President


                               POWERS OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Matthew
E. Devine as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

Signatures                           Title                          Date
- ----------                           -----                          ----
 /s/ Scott K. Ginsburg          Chairman of the Board and           May 23, 1996
- ---------------------------     Chief Executive Officer
     Scott K. Ginsburg

 /s/ James E. de Castro         President, Chief Operating          May 23, 1996
- ---------------------------     Officer and Director
     James E. de Castro

 /s/ Matthew E. Devine          Senior Vice President, Treasurer,   May 23, 1996
- ---------------------------     Chief Financial Officer, Chief
     Matthew E. Devine          Accounting Officer and Director

 /s/ Joseph M. Sitrick          Director                            May 23, 1996
- ---------------------------
     Joseph M. Sitrick

/s/  Thomas J. Hodson           Director                            May 23, 1996
- ---------------------------
     Thomas J. Hodson

 /s/  Perry J. Lewis            Director                            May 23, 1996
- ---------------------------
      Perry J. Lewis

/s/ Eric L. Bernthal            Director                            May 23, 1996
- ---------------------------
    Eric L. Bernthal

/s/ Kenneth J. O'Keefe          Director                            May 23, 1996
- ---------------------------
    Kenneth J. O'Keefe